Exhibit 99.1

Contact:	Susannah R. Robinson
Director, Investor Relations
(617) 342-6129

CABOT ANNOUNCES THIRD QUARTER OPERATING RESULTS

BOSTON, MA (July 25, 2007) — Cabot Corporation (NYSE:CBT) today announced net income of $20 million after-tax ($0.30 per diluted common share) for the third quarter of 2007, including $3 million after-tax ($0.05 per diluted common share) of charges from certain items and discontinued operations, compared to net income of $25 million after-tax ($0.37 per diluted common share) for the third quarter of fiscal 2006, including $2 million after-tax ($0.02 per diluted common share) of charges from certain items.  Details of our financial results, certain items and the charge from discontinued operations included in net income are provided in the accompanying tables.

In commenting on the results, Kennett F. Burnes, Cabot’s Chairman and CEO, said, “While we are disappointed with our financial results for the third quarter of 2007, we remain optimistic regarding the overall health of our business and are quite encouraged with our business development activities. Many of the unfavorable performance drivers were anticipated, including continued volatility in carbon black feedstock costs, the recent slowdown in the electronics industry affecting both Supermetals and fumed metal oxides and continued weakness in the inkjet aftermarket segment. On the positive side, demand in the carbon black and fumed metal oxides product lines remained very strong, our Specialty Fluids Business performed well during the quarter and we continue to be pleased with the prospects for the high-speed inkjet market.”

Product Line Performance

The carbon black product lines continued their strong volume performance but were negatively impacted by higher feedstock costs during the quarter.  Rubber blacks’ volumes increased by 4% when compared to the third quarter of 2006 and by 2% sequentially, with continued growth in emerging regions.  When compared to the third quarter of 2006, this volume increase was the primary driver of improved results, as lower raw material costs were offset by lower pricing from the feedstock related pricing mechanism in our contracts.  When compared to the second quarter of 2007, despite the increase in volumes, results declined due to the decrease in rubber blacks’ unit margins caused by lower contract prices and higher feedstock costs. In performance products, volumes declined by 2% when compared to the same period of 2006 due to low end product sales during the third quarter of 2006 that did not recur during this quarter.  Despite this decline, the product line experienced strong sales in the masterbatch segment and improved performance as a result of favorable pricing and product mix.  Sequentially, performance products’ volumes increased by 5% and pricing remained relatively stable, however, higher raw material costs offset this otherwise strong performance.  Our rubber blacks and performance products product lines were unfavorably impacted during the third quarter of 2007 by the time lag in our feedstock related pricing adjustments and the impact of the immediate recognition of feedstock costs in North America.  These factors unfavorably impacted our carbon black product lines by $16 million, compared to a positive impact of $5 million in the second quarter of 2007.

Inkjet colorants continued to struggle with the decline in the aftermarket segment during the quarter, but the high-speed printing segment remains promising.  Volumes decreased by 2% compared to the third quarter of 2006 and by 5% compared to the second quarter of 2007 primarily because of weakness in aftermarket volumes, which decreased by 41% compared to the third quarter of 2006 and by 7% sequentially.  Profitability in the product line decreased when compared to both periods.  When compared to the third quarter of 2006, a slightly beneficial product mix and strong sales in the high-speed segment were not enough to offset

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SOHO volume softness, higher costs associated with new capacity and increased R&D spending aimed at the future growth of the product line.   Sequentially, lower volumes and inventory related costs combined to decrease profitability.

Fumed metal oxides continued its strong performance with year to date profitability up by more than 30% driven by high plant utilization, including at our new manufacturing facility in China. Volumes grew by 1% in the third quarter of 2007 when compared to the third quarter of fiscal 2006, as strong growth in the silicones and niche segments more than offset significantly decreased demand in the electronics segment. Compared to the same quarter of 2006, the profitability of the product line improved as lower average feedstock costs from our new facility in China, lower hydrogen costs and slightly higher volumes more than offset increased fixed manufacturing costs related to our facility in China and higher maintenance costs at other sites. When compared to the second quarter of 2007, volumes decreased by nearly 3% with softness in both the silicones and electronics segments.  Sequentially, profitability was flat as lower costs and favorable currency translation offset the impact of lower volumes.

The Supermetals Business again struggled with an uncertain market and high ore costs, and while its performance improved somewhat from the second quarter of 2007, it remained below expectations. When compared to the third quarter of 2006, the Business experienced significantly lower profitability driven by a 28% reduction in total tantalum volumes and lower pricing from the transition to market based sales that was completed in December 2006. Additionally, higher ore costs unfavorably impacted profitability when compared to the same period of 2006.  Compared to the second quarter of 2007, profitability improved slightly as lower manufacturing spending and several one time expenses in the second quarter of 2007 that did not recur in the current quarter more than offset 8% lower volumes and an unfavorable product mix.

The Specialty Fluids Business had an encouraging quarter.  Strong rental revenues caused profitability to increase when compared to both the third quarter of 2006 and the second quarter of 2007.  Our fluid utilization rate, which represents the percentage of total available fluid that is

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utilized during a particular period, increased significantly to 19% for the third quarter of 2007, compared to 9% in the third quarter of 2006 and 13% in the second quarter of 2007.

Outlook

With respect to the future, Burnes said, “We continue to be pleased with the volume growth in our carbon black product lines and are confident in the underlying health of the business and our ability to restore carbon black margins once feedstock costs stabilize.  However, the recent increases in feedstock costs and the impact that the time lag in the feedstock related pricing adjustments has on our quarterly results is likely to negatively affect rubber blacks and performance products results in the near term.  We remain very cautious about the performance of the Supermetals Business in light of its decreased volumes and higher ore costs as well as the continued uncertainty over the strength of the electronics market for the remainder of the year.  With regard to our new business development initiatives, although we remain concerned about the inkjet aftermarket, we continue to be encouraged about the potential of high-speed inkjet printing. The Specialty Fluids Business is continuing to experience significant positive momentum and we remain encouraged with the growth prospects in various parts of the world in 2008 and beyond.  Finally, we are pleased with the progress towards commercialization of CEC after a number of years of development. We believe this business has the potential to create significant shareholder value.”

For those interested in more detailed information regarding Cabot’s third quarter 2007 results, please see the Supplemental Business Information available on the Company’s website in the Investor Relations section: http://investor.cabot-corp.com.

This press release includes forward-looking statements, particularly under the outlook section, relating to management’s expectations regarding volume growth in our carbon black product lines; raw material costs; performance in the Supermetals Business and profitability of that Business; markets for our inkjet products; growth prospects for our Specialty Fluids

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Business; and the potential of our CEC product to create significant shareholder value.  The following are some of the factors that could cause Cabot’s actual results to differ materially from those expressed in the forward-looking statements:  changes in feedstock and other raw material costs; lower than expected demand for our products; our inability to achieve savings from cost reduction activities; our inability to participate in the growth in emerging inkjet applications; unexpected delays in drilling operations at wells awarded to the Specialty Fluids Business and the success of this Business in gaining wider acceptance by the energy industry of cesium formate as a drilling fluid and to penetrate new markets (including development of the required logistics to reach remote markets); a disruption or delay in the commercialization of our CEC product.  Other factors and risks are discussed in the Company’s 2006 Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, MA. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids.

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Third Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2007	2006	2007	2006

Net sales and other operating revenues	$649	$666	$1,941	$1,880
Cost of sales	543	551	1,547	1,574
Gross profit	106	115	394	306

Selling and administrative expenses	56	59	183	176
Research and technical expenses	17	14	49	41
Income from operations	33	42	162	89

Other income and expense
Interest and dividend income	3	—	8	3
Interest expense	(8)	(6)	(26)	(19)
Other income (expense)	3	(2)	4	—
Total other income and expense	(2)	(8)	(14)	(16)

Income from continuing operations before income taxes	31	34	148	73

Provision for income taxes	(9)	(8)	(40)	(13)
Equity in net income of affiliated companies, net of tax	3	1	9	8
Minority interest in net income, net of tax	(4)	(2)	(11)	(9)

Net income from continuing operations	21	25	106	59

Discontinued operations, net of tax(A)	(1)	—	(1)	—

Cumulative effect of an accounting change, net of tax(B)	—	—	—	2

Net income	20	25	105	61
Dividends on preferred stock, net of tax benefit	—	(1)	(1)	(2)
Net income available to common shares	$20	$24	$104	$59

Diluted earnings per share of common stock
Income from continuing operations	$0.31	$0.37	$1.55	$0.85
Discontinued operations, net of tax(A)	(0.01)	—	(0.01)	—
Cumulative effect of an accounting change, net of tax(B)	—	—	—	0.04
Net income	$0.30	$0.37	$1.54	$0.89

Weighted average common shares outstanding
Diluted	68	69	68	69

(A)              Amount relates to legal settlements in connection with our discontinued operations, net of tax.

(B)               Cumulative benefit of an accounting change for implementation of FAS 123(R), net of tax.

Third Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended June 30	Three Months		Nine Months
Dollars in millions, except per share amounts (unaudited)	2007	2006	2007	2006

SALES
Carbon Black Business(A)	$506	$514	$1,484	$1,409
Rubber blacks	351	367	1,048	1,011
Performance products	142	134	399	360
Inkjet colorants	13	12	36	35
Superior MicroPowders	—	1	1	3

Metal Oxides Business	67	66	200	185
Fumed metal oxides	66	65	199	184
Aerogel	1	1	1	1

Supermetals Business	48	66	178	226
Specialty Fluids Business	16	12	42	33
Segment sales	637	658	1,904	1,853
Unallocated and other(B)	12	8	37	27
Net sales and other operating revenues	$649	$666	$1,941	$1,880

SEGMENT PROFIT
Carbon Black Business	$25	$23	$136	$70
Metal Oxides Business	9	6	28	13
Supermetals Business	—	9	14	32
Specialty Fluids Business	7	5	18	13
Total Segment Profit(C)	41	43	196	128

Interest expense	(8)	(6)	(26)	(19)
General unallocated income (expense)(D)	1	(2)	(13)	(28)
Less: Equity in net income of affiliated companies, net of tax	(3)	(1)	(9)	(8)
Income from continuing operations before income taxes	31	34	148	73

Provision for income taxes	(9)	(8)	(40)	(13)
Equity in net income of affiliated companies, net of tax	3	1	9	8
Minority interest in net income, net of tax	(4)	(2)	(11)	(9)
Net income from continuing operations	21	25	106	59
Discontinued operations, net of tax(E)	(1)	—	(1)	—
Cumulative effect of an accounting change, net of tax(F)	—	—	—	2
Net income	20	25	105	61
Dividends on preferred stock, net of tax benefit	—	(1)	(1)	(2)
Net income available to common shares	$20	$24	$104	$59

Diluted earnings per share of common stock
Income from continuing operations	$0.31	$0.37	$1.55	$0.85
Discontinued operations, net of tax(E)	(0.01)	—	(0.01)	—
Cumulative effect of an accounting change, net of tax(F)	—	—	—	0.04
Net income	$0.30	$0.37	$1.54	$0.89
Weighted average common shares outstanding
Diluted	68	69	68	69

(A)               Segment sales for certain operating segments within the Carbon Black Business include 100% of sales of one equity affiliate at market-based prices.

(B)               Unallocated and other reflects an elimination for sales of one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling fees.

(C)               Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance.  Segment profit includes equity in net income of affiliated companies and excludes royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)               General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income, and the certain items listed in Exhibit I.  The amount for the nine months ended June 30, 2006 also includes the $27 million settlement payment to the Sons of Gwalia.

(E)                Amount relates to legal settlements in connection with our discontinued operations, net of tax.

(F)                Cumulative benefit of an accounting change for implementation of FAS 123(R), net of tax.

Third Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	June 30,	September 30,
	2007	2006
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current assets:
Cash and cash equivalents	$229	$189
Short-term marketable securities	11	1
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $6	560	534
Inventories:
Raw materials	140	131
Work in process	93	109
Finished goods	158	139
Other	41	41
Total inventories	432	420
Prepaid expenses and other current assets	74	75
Deferred income taxes	34	36
Total current assets	1,340	1,255

Investments:
Equity affiliates	62	59
Long-term marketable securities and cost investments	3	3
Total investments	65	62

Property, plant and equipment	2,677	2,531
Accumulated depreciation and amortization	(1,713)	(1,567)
Net property, plant and equipment	964	964

Other assets:
Goodwill	34	31
Intangible assets, net of accumulated amortization of $11 and $10	4	5
Assets held for rent	42	40
Deferred income taxes	96	100
Other assets	83	77
Total other assets	259	253
Total assets	$2,628	$2,534

Third Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	June 30	September 30,
	2007	2006
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:
Notes payable to banks	$68	$58
Accounts payable and accrued liabilities	398	384
Income taxes payable	28	27
Deferred income taxes	2	2
Current portion of long-term debt	15	34
Total current liabilities	511	505

Long-term debt	437	459
Deferred income taxes	18	20
Other liabilities	295	286

Minority interest	70	68

Stockholders’ equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Series B ESOP Convertible Preferred Stock 7.75% Cumulative
Authorized: 200,000 shares
Issued: 49,436 and 55,895 shares	49	56
Outstanding: 32,275 and 38,734 shares (aggregate redemption value of $32 and $39 at $1,000 per share)
Less cost of 17,161 shares of preferred treasury stock	(38)	(38)
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 63,934,084 and 63,579,040 shares	64	64
Outstanding: 63,789,213 and 63,432,651 shares
Less cost of 144,871 and 146,389 shares of common treasury stock	(5)	(5)
Additional paid-in capital	2	7
Retained earnings	1,230	1,160
Deferred employee benefits	(35)	(38)
Notes receivable for restricted stock	(15)	(20)
Accumulated other comprehensive income	45	10
Total stockholders’ equity	1,297	1,196
Total liabilities and stockholders’ equity	$2,628	$2,534

CABOT CORPORATION

	Fiscal 2006					Fiscal 2007
In millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Carbon Black Business(A)	$419	$476	$514	$508	$1,917	$485	$493	$506		$1,484
Rubber blacks	298	346	367	367	1,378	351	346	351		1,048
Performance products	109	117	134	128	488	123	134	142		399
Inkjet colorants	11	12	12	12	47	10	13	13		36
Superior MicroPowders	1	1	1	1	4	1	—	—		1
Metal Oxides Business	57	62	66	69	254	65	68	67		200
Fumed metal oxides	57	62	65	69	253	65	68	66		199
Aerogel	—	—	1	—	1	—	—	1		1
Supermetals Business	93	67	66	66	292	77	53	48		178
Specialty Fluids Business	10	11	12	11	44	16	10	16		42
Segment Sales	579	616	658	654	2,507	643	624	637		1,904
Unallocated and other(B)	8	11	8	9	36	12	13	12		37
Net sales and other operating revenues	$587	$627	$666	$663	$2,543	$655	$637	$649		$1,941

Segment Profit
Carbon Black Business(C)	$21	$26	$23	$31	$101	$54	$57	25		$136
Metal Oxides Business(C)	2	5	6	9	22	9	10	9		28
Supermetals Business	11	12	9	9	41	16	(2)	—		14
Specialty Fluids Business	4	4	5	3	16	8	3	7		18
Total Segment Profit(D)	38	47	43	52	180	87	68	41		196

Interest expense	(6)	(7)	(6)	(8)	(27)	(9)	(9)	(8)		(26)
General unallocated income (expense)(E)	(2)	(24)	(2)	(16)	(44)	—	(15)	1		(13)
Less: Equity in net income of affiliated companies, net of tax	(3)	(4)	(1)	(4)	(12)	(3)	(3)	(3)		(9)
Income from continuing operations before income taxes	27	12	34	24	97	75	41	31		148
(Provision) benefit for income taxes	(4)	(1)	(8)	4	(9)	(19)	(11)	(9)		(40)
Equity in net income of affiliated companies, net of tax	3	4	1	4	12	3	3	3		9
Minority interest in net income, net of tax	(4)	(3)	(2)	(3)	(12)	(5)	(2)	(4)		(11)

Net income from continuing operations	22	12	25	29	88	54	31	21		106
Discontinued operations, net of tax(F)	—	—	—	2	2	—	—	(1)		(1)
Cumulative effect of accounting changes, net of tax(G)	2	—	—	(4)	(2)	—	—	—		—

Net income	24	12	25	27	88	54	31	20		105
Dividends on preferred stock, net of tax benefit	(1)	—	(1)	—	(2)	—	(1)	—		(1)
Net income available to common shares	$23	$12	$24	$27	$86	$54	$30	$20		$104

Diluted earnings per share of common stock
Net income from continuing operations	$0.31	$0.17	$0.37	$0.43	$1.28	$0.79	$0.45	$0.31		$1.55
Discontinued operations, net of tax(F)	—	—	—	0.03	0.03	—	—	(0.01)		(0.01)
Cumulative effects of accounting changes, net of tax(G)	0.04	—	—	(0.07)	(0.03)	—	—	—		—
Net income	$0.35	$0.17	$0.37	$0.39	$1.28	$0.79	$0.45	$0.30		$1.54
Weighted average common shares outstanding
Diluted	68	69	69	68	68	69	69	68		68

(A)                  Segment sales for certain operating segments within the Carbon Black Business include 100% of sales of one equity affiliate at market-based prices.

(B)                  Unallocated and other reflects an elimination for sales for one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling fees.

(C)                  The fourth quarter and fiscal year end 2006 amounts include a reclassification of $4 million of profit from the Carbon Black segment to the Metal Oxides segment.  This reclassification was deemed to be immaterial for purposes of the annual segment reporting in the September 30, 2006 consolidated financial statements.

(D)                  Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(E)                   General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income and certain items listed in Exhibit I.  These amounts also include the $27 million settlement payment to the Sons of Gwalia in the second quarter of 2006.

(F)                   For the third quarter of fiscal 2007 the amount relates to legal settlements in connection with our discontinued operations.  For the fourth quarter and fiscal year 2006 the amount relates to a favorable tax settlement recognized during the period from our discontinued liquified natural gas business.

(G)                  Amounts relate to the cumulative benefit resulting from the adoption of FAS 123(R) in the first quarter of 2006 of $0.04 and the cumulative expense resulting from the adoption of FIN 47 in the fourth quarter of 2006 of ($0.07).

Third Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION CERTAIN ITEMS - Exhibit I

Periods ended June 30	Three Months				Nine Months
Dollars in millions,	2007	2007	2006	2006	2007	2007	2006	2006
except per share amounts (unaudited)	$	per share(A)	$	per share(A)	$	per share(A)	$	per share(A)

Certain items before income taxes

Environmental reserves/settlement	$(1)	$(0.01)	$—	$—	$(6)	$(0.07)	$—	$—

Restructuring initiatives—Global	—	—	—	—	(4)	(0.04)	—	—

Restructuring initiatives—Altona	—	—	(1)	(0.01)	(1)	(0.01)	(4)	(0.04)

Cost reduction initiatives	—	—	(1)	(0.01)	—	—	(4)	(0.04)

Restructuring—North America	(3)	(0.03)	—	—	(3)	(0.03)	—	—

Carbon Black antitrust litigation	—	—	—	—	(10)	(0.09)	—	—

Gwalia settlement payment	—	—	—	—	—	—	(27)	(0.25)

Total certain items	(4)	(0.04)	(2)	(0.02)	(24)	(0.24)	(35)	(0.33)

Cumulative effect of an accounting change(B)	—	—	—	—	—	—	4	0.04

Discontinued operations(C)	(1)	(0.01)	—	—	(1)	(0.01)	—	—

Total certain items, cumulative effect of an accounting change and discontinued operations	(5)	(0.05)	(2)	(0.02)	(25)	(0.25)	(31)	(0.29)

Tax impact of certain items, cumulative effect of an accounting change and discontinued operations	2	—	—	—	8	—	10	—

Total certain items, cumulative effect of an accounting change and discontinued operations, after tax	$(3)	$(0.05)	$(2)	$(0.02)	$(17)	$(0.25)	$(21)	$(0.29)

Periods ended June 30	Three Months		Nine Months		Periods ended June 30	Three Months		Nine Months
Dollars in millions (unaudited)	2007	2006	2007	2006	Dollars in millions (unaudited)	2007	2006	2007	2006

Statement of Operations Line Item					Certain items by Segment

Net sales and other operating revenues	$—	$—	$—	$1	Carbon Black Business	$(3)	$(1)	$(20)	$(4)

Cost of sales	(3)	(1)	(11)	(31)	Supermetals Business	—	(1)	(2)	(31)

Selling and administrative expenses	(1)	(1)	(13)	(5)	Other	(1)	—	(2)	—

Total certain items	$(4)	$(2)	$(24)	$(35)	Total certain items	$(4)	$(2)	$(24)	$(35)

(A)               Per share amounts are calculated after tax.

(B)               Cumulative benefit resulting from adoption of FAS 123(R) in the first quarter of 2006, net of tax.

(C)               Amount relates to legal settlements in connection with our discontinued operations.